UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2014

FIRST LIBERTY POWER CORP.
Exact name of registrant as specified in its charter

Nevada	000-52928	90-0748351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7251 W. Lake Mead Blvd, Suite 300, Las Vegas NV	89128
(Address of principal executive offices)	(Zip Code)

(702) 675-8198
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On October 22, 2014 (Effective Date), First Liberty Power Corp. and its wholly owned subsidiary First Liberty Mineral Processing Corp. (collectively, “First Liberty”) from Coronet Metals Inc. (“Coronet”) entered into a share purchase agreement (the "SPA") whereby First Liberty has acquired 50% of the issued and outstanding shares of Coronet Metals US Inc. (“Coronet USA”), which currently holds a lease to operate (the “Lease”) the Liberty Precious Metals Processing Facility (“Liberty Mill”) located in Amargosa Valley, Nevada.

As a result of this transaction, First Liberty has a 50% ownership interest in Coronet USA, which includes the following:  i) all of Coronet USA’s equipment, lease-hold improvements, and other assets, as identified in an appendix to the SPA; (ii) all identified liabilities of Coronet USA, totalling approximately $200,000 as of the date of the SPA; (iii) all obligations and rights under the Lease held by Coronet USA in respect of the Liberty Mill and associated permits, and; (iv) prioritization for the processing and refining of First Liberty and Coronet sourced ore and/or concentrates.

In consideration for First Liberty acquiring 50% of the shares of Coronet USA from Coronet, First Liberty shall provide to Coronet a total of $200,000 in cash consideration, of which the timing and allocation is: (i) $115,000 provided to Coronet, of which $100,000 applied to Lease payments, and $15,000 to Coronet to be utilized by Coronet at its discretion, and; (ii) on or before 60 days from the Effective Date, $85,000 shall be utilized towards necessary and agreed payments on outstanding amounts owed by Coronet USA, and ongoing operational costs associated with Coronet USA including costs required to bring the facility back into full operational status.

The SPA provides for a separate agreement to be completed within 30 days of Effective Date for the ongoing operations and management of Coronet USA, which be generally operated as follows:  (i) Upon First Liberty completing its consideration requirements, all subsequent capital and operating costs required to maintain and develop Coronet USA to be provided equally by First Liberty and Coronet; (ii) The parties shall respectively identify an equal number of members to form a committee (“Committee”) which shall be responsible for all decision making of Coronet USA, under which any matters for which there is disagreement within the Committee and involved capital or operational considerations of less than $20,000, First Liberty shall have a decisive vote, and for any matters in excess of $20,000, First Liberty and Coronet to follow a proscribed dispute resolution mechanism to be identified.

Additional terms and conditions apply to the SPA, and the foregoing descriptions of the SPA is qualified entirely by reference to the copy of said SPA attached as an exhibit to this Filing.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Please refer to the disclosure in Item 1.01.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Share Purchase Agreement for the Acquisition of 50% interest in Coronet Metals US Inc. from Coronet Metals Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Liberty Power Corp.

Dated: October 23, 2014	By:	/s/ Don Nicholson
	Name:	Don Nicholson
`	Title:	CEO